INDEPENDENT AUDITORS' CONSENT
_____________________________
Exhibit 23
        We consent to the incorporation by reference in Registration Statements No. 33-31155,
No. 33-56011, No. 33-52969 and No. 33-71952 on Form S-8 of AmVestors
Financial Corporation of our report dated March 29, 1995, appearing in this Annual Report on Form 10-K of AmVestors Financial Corporation and
subsidiaries for the year ended December 31, 1994.
/s/Deloitte & Touche LLP
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Kansas City, Missouri
March 29, 1995